As filed with the Securities and Exchange Commission on August 12, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TALPHERA, INC.

(Exact name of registrant as specified in its charter)

Delaware	41-2193603
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1850 Gateway Drive, Suite 175

San Mateo, CA 94404

(Address of principal executive offices) (Zip code)

Amended and Restated 2020 Equity Incentive Plan

Amended and Restated 2011 Employee Stock Purchase Plan

(Full title of the plans)

Raffi Asadorian

Chief Financial Officer

Talphera, Inc.

1850 Gateway Drive, Suite 175

San Mateo, CA 94404

(650) 216-3500

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

John T. McKenna

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Talphera, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 4,000,000 additional shares of common stock to be issued pursuant to the Registrant’s Amended and Restated 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”) and 100,000 additional shares of common stock to be issued pursuant to the Registrant’s Amended and Restated 2011 Employee Stock Purchase Plan (the “2011 Employee Stock Purchase Plan”). The contents of the Registrant’s registration statements on Form S-8 (SEC File Nos. 333-239213, 333-258896, 333-275720, 333-281560 and 333-291123 filed with the Commission on June 16, 2020, August 18, 2021, November 22, 2023, August 14, 2024, and October 28, 2025, respectively) are incorporated by reference pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). The document(s) containing the information specified in Part I will be sent or given to the participant in the 2020 Equity Incentive Plan and 2011 Employee Stock Purchase Plan pursuant to Rule 428(b)(1). These document(s) and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 23, 2026 (the “2025 10-K”);

(b)

the Registrant’s information specifically incorporated by reference in the 2025 10-K from the Registrant’s definitive proxy statement on Schedule 14A for the 2026 annual meeting of stockholders, filed with the Commission on April 29, 2026;

(c)	the Registrant’s Current Report on Form 8-K, filed with the Commission on March 13, 2026, March 16, 2026, and June 23, 2026;

(d)	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, filed with the Commission on May 13, 2026 and August 12, 2026, respectively; and

(e)

the description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed with the Commission on February 1, 2011 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 15, 2021, and any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Exhibits.

		Incorporation by Reference
Exhibit Number	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date
3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-35068	3.1	02/18/2011
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-35068	3.1	06/25/2019
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-35068	3.1	10/25/2022
3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-35068	3.1	01/09/2024
3.5	Amended and Restated Bylaws of the Registrant.	8-K	001-35068	3.2	01/09/2024
4.1	Reference is made to Exhibits 3.1 through 3.5.
4.2	Specimen Common Stock Certificate of the Registrant.	S-1/A	333-170594	4.2	01/31/2011
5.1*	Opinion of Cooley LLP.
23.1*	Consent of BPM LLP, Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1+	Amended and Restated 2020 Equity Incentive Plan.	8-K	001-35068	10.1	06/23/2026
99.4+	Amended and Restated 2011 Employee Stock Purchase Plan.	8-K	001-35068	10.2	06/23/2026
107*	Filing Fee Table

*	Filed herewith.
+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on August 12, 2026.

TALPHERA, INC.

By:	/s/ Vincent J. Angotti
Vincent J. Angotti
Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below constitutes and appoints Vincent J. Angotti and Raffi Asadorian, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vincent J. Angotti	Chief Executive Officer and Director	August 12, 2026
Vincent J. Angotti	(Principal Executive Officer)

/s/ Raffi Asadorian	Chief Financial Officer	August 12, 2026
Raffi Asadorian	(Principal Financial and Accounting Officer)

/s/ Adrian Adams	Chairman	August 12, 2026
Adrian Adams

/s/ Marina Bozilenko	Director	August 12, 2026
Marina Bozilenko

/s/ Jill Broadfoot	Director	August 12, 2026
Jill Broadfoot

/s/ Stephen J. Hoffman	Director	August 12, 2026
Stephen J. Hoffman

/s/ Abhinav Jain	Director	August 12, 2026
Abhinav Jain

/s/ Joseph Todisco	Director	August 12, 2026
Joseph Todisco

/s/ Mark Wan	Director	August 12, 2026
Mark Wan